UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 29, 2007, Cyberonics, Inc. (the "Company") issued a press release announcing financial results for the fiscal quarter ended July 27, 2007. The Company also conducted a conference call on August 29, 2007 during which it discussed the matters addressed in the press release and a slide presentation available on the Company’s website at http://www.cyberonics.com. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2007, the Compensation Committee of the Company’s Board of Directors approved an adjustment to the compensation of George E. Parker, III, Vice President, Human Resources and General Manager, Depression. Effective September 1, 2007, Mr. Parker will no longer receive the supplemental bi-weekly payment at the annual rate of $100,000, which he has received since November 2006 in connection with his former position as Interim Chief Operating Officer, and his annual base salary will be adjusted to $240,000 in connection with his assumption of increased responsibilities as General Manager, Depression.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No. 99.1 - Cyberonics, Inc. Press Release Dated August 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

August 31, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Cyberonics, Inc. Press Release Dated August 29, 2007